As filed with the Securities and Exchange Commission on June 27, 2018

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IMAGEWARE SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0224167
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

10815 Rancho Bernardo Road, Suite 310
San Diego, California 92127

(858) 673-8600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

S. James Miller, Jr.
President and Chief Executive Officer
ImageWare Systems, Inc.
10815 Rancho Bernardo Road, Suite 310
San Diego, California 92127

(858) 673-8600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to
Daniel W. Rumsey, Esq.
Jessica R. Sudweeks, Esq.
Disclosure Law Group, a Professional Corporation
600 West Broadway, Suite 700
San Diego, CA 92101
(619) 272-7050

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [ ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[X]

Non-accelerated filer	[ ]	Smaller reporting company	[ ]

		Emerging growth company	[ ]

The Registrant submits this Registration Statement pursuant to General Instruction I.B.1 to Form S-3. As of May 31, 2018, the aggregate market value of the Registrant’s outstanding common stock held by non-affiliates was approximately $89.3 million based on 58,364,201 shares of the Registrant’s outstanding common stock held by non-affiliates as of such date at a price per share of $1.53, the closing of the Registrant’s common stock on May 31, 2018, as reported on the OTCQB Marketplace.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	(1)	(2)	(2)	-
Preferred Stock, par value $0.01 per share	(1)	(2)	(2)	-
Warrants	(1)	(2)	(2)	-
Units	(1)	(2)	(2)	-
Total	(1)	(2)	$25,000,000	$3,112.50(3)

(1)
There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, and such indeterminate number of warrants and units as shall have an aggregate offering price not to exceed $25,000,000. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder as units. The securities registered herein also include such indeterminate number of shares of common stock as may be issued upon exercise of warrants or pursuant to anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
The proposed maximum aggregate offering price per share will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of securities.

(3)
Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 27, 2018

$25,000,000

COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS

From time to time, we may offer and sell, in one or more offerings, up to $25,000,000 of any combination of the securities described in this prospectus. We may also offer securities as may be issuable upon conversion, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

We will provide the specific price and number of securities issued in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

This prospectus provides a general description of the securities we may offer from time to time. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our common stock is currently listed for quotation on the OTCQB Marketplace under the symbol “IWSY.” The last reported sales price of our common stock on June 27, 2018 was $1.28 per share.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties, or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

Our business and investing in our securities involves significant risks. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 5 of this prospectus, as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is  [               ], 2018

IMAGEWARE SYSTEMS, INC.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains information about the specific terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized, or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

BUSINESS OVERVIEW

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all the information you should consider before buying our securities. You should read the following summary together with the more detailed information appearing in this prospectus, including the section titled “Risk Factors” on page 5, before deciding whether to purchase shares of our securities.

All brand names or trademarks appearing in this report are the property of their respective holders. Unless the context requires otherwise, references in this report to “ImageWare,” “ImageWare Systems,” the “Company,” “we,” “us,” and “our” refer to ImageWare Systems, Inc., a Delaware corporation.

Overview

We develop mobile and cloud-based identity management solutions providing biometric, secure credential and law enforcement technologies. Our patented biometric product line includes our flagship product, the IWS Biometric Engine®, a hardware and algorithm independent multi-biometric engine that enables the enrollment and management of unlimited population sizes. Our identification products are used to manage and issue secure credentials, including national IDs, passports, driver licenses and access control credentials. Our digital booking products provide law enforcement with integrated mug shots, fingerprint LiveScan and investigative capabilities. We also provide comprehensive authentication security software using biometrics to secure physical and logical access to facilities or computer networks or internet sites. We are headquartered in San Diego, California, with offices in Portland, Oregon, Mexico, and Ottawa, Ontario.

We are also a leading developer of mobile and cloud-based identity management solutions providing patented biometric authentication solutions for the enterprise. We deliver next-generation biometrics as an interactive and scalable cloud-based solution. We bring together cloud and mobile technology to offer multi-factor authentication for smartphone users, for the enterprise, and across industries. We have introduced a set of mobile and cloud solutions to provide biometric user authentication, including the GoVerifyID® mobile application and cloud-based SaaS solutions. These solutions include GoMobile Interactive (“GMI”), which provides patented, secure, dynamic messaging. More recently we have introduced GoVerifyID® Enterprise Suite, which provides turnkey integration with Microsoft Windows, Microsoft Active Directory, and security products from CA, HPE, IBM, and SAP. These solutions are marketed and sold to businesses across many industries. For the healthcare industry, we also developed and market a patented, FDA-Cleared, biometrically-secured, enterprise-level platform for patient engagement and medication adherence.

Historically, we have marketed our products to government entities at the federal, state and local levels; however, the emergence of cloud based computing, a mobile market that demands increased security and interoperable systems, and the proven success of our products in the government markets, has enabled us to enlarge our target market focus to include the emerging consumer and non-government enterprise marketplace.

Our biometric technology is a core software component of an organization’s security infrastructure and includes a multi-biometric identity management solution for enrolling, managing, identifying and verifying the identities of people by the physical characteristics of the human body. We develop, sell and support various identity management capabilities within government (federal, state and local), law enforcement, commercial enterprises, and transportation and aviation markets for identification and verification purposes. Our IWS Biometric Engine is a patented biometric identity management software platform for multi-biometric enrollment, management and authentication, managing population databases of virtually unlimited sizes. It is hardware agnostic and can utilize different types of biometric algorithms. It allows different types of biometrics to be operated at the same time on a seamlessly integrated platform. It is also offered as a Software Development Kit (“SKD”) based search engine, enabling developers and system integrators to implement a biometric solution or integrate biometric capabilities into existing applications without having to derive biometric functionality from pre-existing applications. The IWS Biometric Engine combined with our secure credential platform, IWS EPI Builder, provides a comprehensive, integrated biometric and secure credential solution that can be leveraged for high-end applications such as passports, driver licenses, national IDs, and other secure documents.

Our law enforcement solutions enable agencies to quickly capture, archive, search, retrieve, and share digital images, fingerprints and other biometrics as well as criminal history records on a stand-alone, networked, wireless or web-based platform. We develop, sell and support a suite of modular software products used by law enforcement and public safety agencies to create and manage criminal history records and to investigate crime. Our IWS Law Enforcement solution consists of five software modules: Capture and Investigative modules, which provide a criminal booking system with related databases as well as the ability to create and print mug photo/SMT image lineups and electronic mug-books; a Facial Recognition module, which uses biometric facial recognition to identify suspects; a Web module, which provides access to centrally stored records over the Internet in a connected or wireless fashion; and a LiveScan module, which incorporates LiveScan capabilities into IWS Law Enforcement providing integrated fingerprint and palm print biometric management for civil and law enforcement use. The IWS Biometric Engine is also available to our law enforcement clients and allows them to capture and search using other biometrics such as iris or DNA.

Our secure credential solutions empower customers to create secure and smart digital identification documents with complete ID systems. We develop, sell and support software and design systems which utilize digital imaging and biometrics in the production of photo identification cards, credentials and identification systems. Our products in this market consist of IWS EPI Suite and IWS EPI Builder. These products allow for production of digital identification cards and related databases and records and can be used by, among others, schools, airports, hospitals, corporations or governments. We have added the ability to incorporate multiple biometrics into the ID systems with the integration of IWS Biometric Engine to our secure credential product line.

Our GoVerifyID products support multi-modal biometric authentication including, but not limited to, face, voice, fingerprint, iris, palm, and more. All the biometrics can be combined with or used as replacements for authentication and access control tools, including tokens, digital certificates, passwords, and PINS, to provide the ultimate level of assurance, accountability, and ease of use for corporate networks, web applications, mobile devices, and PC desktop environments. GoVerifyID provides patented multi-modal biometric identity authentication that can be used in place of passwords or as a strong second factor authentication method. GoVerifyID is provided as a cloud-based Software-as-a-Service (“SaaS”) solution; thereby, eliminating complex IT deployment of biometric software and eliminating startup costs. GoVerifyID works with existing mobile devices, eliminating the need for specialized biometric scanning devices typically used with most biometric solutions.

GoVerifyID was built to work seamlessly with our patented technology portfolio, including GoMobile Interactive®, the secure dynamic messaging system, and the ultra-scalable IWS Biometric Engine that provides anonymous biometric matching and storage. GoVerifyID is secure, simple to use, and designed to provide instant identity authentication by engaging with the biometric capture capabilities of each user’s mobile device. GoVerifyID also provides a fully open SDK for organizations that require the utmost in flexibility.

Our GoVerifyID Enterprise Suite for Windows easily and seamlessly integrates with a user’s existing Microsoft ecosystem/infrastructure to support the user’s extended workforce. GoVerifyID Enterprise Suite secures corporate networks from end-to-end – both applications and data – on client, server, and cloud systems with flexible user login policies to address varied trust requirements. Our GoVerifyID Enterprise Suite works with the smart devices that the workforce already uses, including iOS/Android smartphones and tablets.

Our GoVerifyID Enterprise Suite for Windows provides biometric authentication for the Microsoft ecosystem that secures enterprise security without compromising agility, productivity, or user experience. Its comprehensive architecture offers biometric authentication for the complete range of enterprise stakeholders, delivering secure enterprise applications and workspaces to internal employees, partners, suppliers and vendors, even customers. Out-of-band authentication is provided via universally available devices, such as smartphones and tablets. In-band authentication can be enabled via fingerprint readers, iris scanners, and any Windows Biometric Framework compatible device. The server component provides easy centralized management of biometric authentication policies for all users, using a standard Snap-In to the Microsoft Management Console. It provides greater user assurance and Single Sign-On (“SSO”) convenience for all corporate systems and cloud applications. There is no compromise in agility or user experience.

GoVerifyID Enterprise Suite also provides options for seamless integration with leading Enterprise Identity and Access Management (“IAM”) solutions including CA SSO, IBM Security Access Manager (“ISAM”), SAP Cloud Platform, and HPE’s Aruba ClearPass. These turnkey integrations provide multi-modal biometric authentication to replace or augment passwords for use with enterprise and consumer class systems.

Our pillphone® Platform:

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Improves medication adherence and manages chronic conditions by enriching the relationship between the care team and the patient via its enterprise level, mobile communication platform;

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Digitally connects healthcare providers with patients and provides support when the patients are outside of the medical facility;

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Streamlines workflows and improves care team communication and collaboration with the patient by offering personalized, two-way interactive, secure messaging and real-time remote medication monitoring; and

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Enhances the human connection of the care team that is essential for quality patient-centered care.

Risk Factors

Our business is subject to substantial risk. Please carefully consider the section titled “Risk Factors” on page 5 of this prospectus for a discussion of the factors you should carefully consider before deciding to purchase securities that may be offered by this prospectus.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

Corporate Information

We were incorporated in the state of Delaware in 2005, and previously incorporated in California in 1987 as a California corporation. Our principal place of business is located at 10815 Rancho Bernardo Road, Suite 310, San Diego, California 92127. Our telephone number is (858) 673-8600. We maintain a corporate website at http://www.iwsinc.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks occur, the trading price of our securities could decline materially and you could lose all or part of your investment.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

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the availability of capital to satisfy our working capital requirements;

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the accuracy of our estimates regarding expenses, future revenues and capital requirements;

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anticipated trends and challenges in our business and the markets in which we operate;

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our ability to anticipate market needs or develop new or enhanced products to meet those needs;

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our expectations regarding market acceptance of our products;

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the success of competing products by others that are or become available in the market in which we sell our products;

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our ability to protect our confidential information and intellectual property rights;

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our ability to manage expansion into international markets;

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our ability to maintain or broaden our business relationships and develop new relationships with strategic alliances, suppliers, customers, distributors or otherwise;

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developments in the U.S. and foreign countries; and

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other risks and uncertainties, including those described under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which risk factors are incorporated herein by reference.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus, as well as certain information incorporated by reference into this prospectus, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes including, but not limited to, capital expenditures, repayment of indebtedness, and additions to working capital. We cannot currently allocate specific percentages of the net proceeds that we may use for the purposes specified above. When a particular series of securities is offered, the prospectus supplement relating to that series will set forth our intended use for the net proceeds we receive from the sale of those securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF SECURITIES THAT MAY BE OFFERED

General

Our certificate of incorporation, as amended (our “Charter”), authorizes the issuance of up to 175,000,000 shares of our common stock, $0.01 par value per share, and 4,000,000 shares of preferred stock, $0.01 par value per share.

As of June 27, 2018 we had 95,180,459 shares of common stock issued and outstanding. Our authorized but unissued shares of common stock are available for issuance without action by our stockholders. All shares of common stock now outstanding are fully paid and non-assessable. In addition, our Board of Directors has designated two series of preferred stock, Series A Convertible Preferred (“Series A Preferred”) and Series B Convertible Redeemable Stock (“Series B Preferred”). As of June 27, 2018, there were 31,021 designated shares of Series A Preferred, 30,571 of which are issued and outstanding, and 750,000 shares designated as Series B Preferred, of which 239,400 shares are issued and outstanding.

We may elect or be required to amend our Charter to increase the number of shares of common stock authorized for issuance prior to completing sales of shares of our common stock, or securities convertible and/or exchangeable into shares of our common stock described in this prospectus.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021.

Common Stock

This section describes the general terms of our common stock that we may offer from time to time. For more detailed information, a holder of our common stock should refer to our Charter and our bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Except as otherwise expressly provided in our Charter, or as required by applicable law, all shares of our common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters, including, without limitation, those described below. All outstanding shares of common stock are fully paid and nonassessable.

The holders of our common stock have equal ratable rights to dividends from funds legally available, when, as and if declared by our Board of Directors. To date, we have not paid any dividends on our common stock. Holders of common stock are also entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs. The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. The holders of shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and in such event, the holders of the remaining shares will not be able to elect any of our directors. The holders of 50% percent of the outstanding common stock constitute a quorum at any meeting of shareholders, and the vote by the holders of a majority of the outstanding shares are required to effect certain fundamental corporate changes, such as liquidation, merger or amendment of our Charter.

Preferred Stock

This section describes the general terms and provisions of our outstanding shares of preferred stock, as well as preferred stock that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, which may differ from the terms we describe below. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these certificates of designation will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. A holder of our preferred stock should refer to the applicable certificate of designation, our Charter and the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) for more specific information.

Our Board of Directors has the authority, without action by our stockholders to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock upon the rights of holders of our common stock until our Board of Directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

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restricting dividends on our common stock;

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diluting the voting power of our common stock;

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impairing the liquidation rights of our common stock; or

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delaying or preventing a change in control of our Company without further action by our stockholders.

Series A Preferred

On September 15, 2017, our Board designated 31,021 shares of our authorized but unissued shares of preferred stock as Series A Preferred. Shares of Series A Preferred accrue dividends at a rate of 8% per annum if paid in cash, and 10% per annum if paid by the issuance of shares of our common stock. Each share of Series A Preferred has a liquidation preference of $1,000 per share and is convertible, at the option of the holder, into that number of shares of the Company’s common stock equal to the Liquidation Preference, divided by $1.15. Each holder of the Series A Preferred is entitled to vote on all matters, together with the holders of our common stock, on an as converted basis.

The holders of Series A Preferred may elect to convert shares of Series A Preferred into shares of our common stock (“Conversion Shares”) at any time. In the event the volume-weighted average price (“VWAP”) of the our common stock is at least $2.15 per share for at least 20 consecutive trading days, we may elect to convert one-half of the shares of Series A Preferred issued and outstanding, on a pro-rata basis, into Conversion Shares, or, if the VWAP of our Common Stock is at least $2.15 for 80 consecutive trading days, we may convert all issued and outstanding shares of Series A Preferred into Conversion Shares. In addition, in the event of a Change of Control, we will have the option to redeem all issued and outstanding shares of Series A Preferred for 115% of the Liquidation Preference per share.

The Company had 30,571 shares of Series A Preferred outstanding as of June 27, 2018 and cumulative undeclared dividends of approximately $720,000.

Series B Preferred

In April 1995, our Charter was amended to designate 750,000 shares of Series B Preferred stock for issuance. Every 5.275 shares of Series B Preferred is convertible into one share of our common stock.

The holders of Series B Preferred are entitled to cumulative preferred dividends payable at the rate of $0.2125 per share, per annum, subject to legally available funds. Shares of Series B Preferred and accrued but unpaid dividends are convertible at the option of the holder into shares of common stock at a conversion price equal to the original Series B Preferred issue price, as adjusted to prevent dilution.

The holders of Series B Preferred, on an as-converted basis, have the same voting rights per share as common stock; provided, however, that the holders of Series B Preferred have a special right to elect one director if the Company defaults in the payment of any dividend to the holders of Series B Preferred. The holders of Series B Preferred are entitled to initial distributions of $2.50 per share of Series B Preferred outstanding, upon liquidation and in preference to common shares and any other series of preferred stock plus all accrued but unpaid dividends.

The Company presently has the right to redeem all or some of the outstanding shares of Series B Preferred at a price equal to the original issue price, plus all accrued but unpaid dividends.

The Company had 239,400 shares of Series B Preferred outstanding as of June 27, 2018, and cumulative undeclared dividends of approximately $8,000.

Warrants

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. Warrants may be offered independently or together with common stock or preferred stock offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

In the event that we issue warrants, we will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Forms of these warrant agreements and forms of the warrant certificates representing the warrants, and the complete warrant agreements and forms of warrant certificates containing the terms of the warrants being offered, will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements or free writing prospectus related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms relating to a series of warrants. If warrants for the purchase of common stock or preferred stock are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

●
the offering price and the aggregate number of warrants offered;

●
the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

●
the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

●
the date on and after which the holder of the warrants can transfer them separately from the related common stock;

●
the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

●
the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●
the date on which the right to exercise the warrants begins and the date on which that right expires;

●
federal income tax consequences of holding or exercising the warrants; and

●
any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement or free writing prospectus. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

●
delivering to the warrant agent the payment required by the applicable prospectus supplement or free writing prospectus to purchase the underlying security;

●
properly completing and signing the reverse side of the warrant certificate representing the warrants; and

●
delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or a preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement or free writing prospectus states otherwise, if we, without receiving payment:

●
issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

●
pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

●
issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

●
issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above or as otherwise set forth in the applicable prospectus supplement or free writing prospectus, the exercise price and number of securities covered by a common stock warrant and preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of such warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

●
certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

●
certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

●
certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

Units

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●
the terms of the units and of any of the shares of common stock, shares of preferred stock, or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●
a description of the terms of any unit agreement governing the units;

●
if appropriate, a discussion of material U.S. federal income tax considerations; and

●
a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF CERTAIN PROVISIONS OF DELAWARE LAW AND
OUR CHARTER AND BYLAWS

Certain provisions of Delaware law, our Charter and bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our company to first negotiate with our Board of Directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law.

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●
prior to the date of the transaction, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

●
at or subsequent to the date of the transaction, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

●
any merger or consolidation involving the corporation and the interested stockholder;

●
any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

●
subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●
subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

●
the owner of 15% or more of the outstanding voting stock of the corporation;

●
an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

●
the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our Charter and bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our Board of Directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Charter and Bylaws.

Provisions of our Charter and bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Charter and bylaws:

●
permit our Board of Directors to issue up to 4,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change of control);

●
provide that the authorized number of directors may be changed only by the vote of a majority of the Company’s shareholders at a properly convened annual meeting, or by the written consent of a majority of the Company’s shareholders, or by the Board of Directors;

●
provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●
provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice; and

●
do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●
the name or names of any underwriters, dealers or agents, if applicable;

●
the purchase price of the securities and the proceeds we will receive from the sale;

●
any over-allotment options under which underwriters may purchase additional securities from us;

●
any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●
any public offering price;

●
any discounts or concessions allowed or re-allowed or paid to dealers; and

●
any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement that names the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act of 1933, as amended, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriters or agents that are qualified market makers on the OTCQB Marketplace may engage in passive market making transactions in the securities on the OTCQB Marketplace in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Disclosure Law Group, a Professional Corporation, of San Diego, California.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of our internal control over financial reporting as of December 31, 2017, have been audited by Mayer Hoffman McCann P.C. of San Diego, California, an independent registered public accounting firm, as set forth in their reports thereon. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available, at no charge, to the public at the SEC’s web site at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on March 19, 2018;
●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed on May 10, 2018;
●	Current Report on Form 8-K, filed February 13, 2018; and
●
The description of our common stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on March 21, 2000, including any amendment or report filed with the SEC for the purpose of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

ImageWare Systems, Inc.
Attn: Corporate Secretary
10815 Rancho Bernardo Road, Suite 310
San Diego, California 92127
(858) 673-8600

This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

PROSPECTUS
$25,000,000

COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS

 [_____________], 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fees.

Amount
SEC registration fee	$*
FINRA filing fee (if applicable)	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and miscellaneous fees and expenses	*
Total	$*

* To be included by amendment

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Charter and bylaws contain provisions relating to the limitation of liability and indemnification of directors and officers. Our Charter provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●
for any breach of the director’s duty of loyalty to us or our stockholders;

●
for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●
under Section 174 of the Delaware General Corporation Law (the “DGCL ”); or

●
for any transaction from which the director derived any improper personal benefit.

Our Charter also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by the DGCL; provided, however, that we may limit the extent of such indemnification by individual contracts with our directors and executive officers; and provided, further, that we are not required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against us or our directors, officers, employees or other agents unless:

●
such indemnification is expressly required to be made by law;

●
the proceeding was authorized by the Board of Directors; or

●
such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under the DGCL.

Our bylaws provide that we shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses by any director or executive officer in connection with any such proceeding upon receipt of any undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under Article XIII of our bylaws or otherwise. Notwithstanding the foregoing, unless otherwise determined, no advance shall be made by us if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of directors who were not parties to the proceeding, or if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Our bylaws also authorize us to purchase insurance on behalf of any person required or permitted to be indemnified pursuant to Article XIII of our bylaws.

Section 145(a) of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL also provides that indemnification under Section 145(d) can only be made upon a determination that indemnification of the present or former director, officer or employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b).

Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide for eliminating or limiting the personal liability of one of its directors for any monetary damages related to a breach of fiduciary duty as a director, as long as the corporation does not eliminate or limit the liability of a director for acts or omissions which (1) which breached the director’s duty of loyalty to the corporation or its stockholders, (2) which were not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL; or (4) from which the director derived an improper personal benefit.

We have obtained directors’ and officers’ insurance to cover our directors and officers for certain liabilities.

ITEM 16.  EXHIBITS

1.1*	Form of Underwriting Agreement
4.1*	Form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate
4.2*	Form of any warrant agreement with respect to each particular series of warrants issued hereunder
4.3*	Form of any warrant agency agreement with respect to each particular series of warrants issued hereunder
4.4*	Form of any unit agreement with respect to any unit issued hereunder
5.1*	Opinion of Disclosure Law Group, a Professional Corporation
23.1*	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm – Mayer Hoffman McCann P.C., filed herewith.
24	Power of Attorney (located on signature page)

*	To be filed, if necessary, by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated or deemed to be incorporated by reference to this registration statement.

ITEM 17.  UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free-writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free-writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California on June 27, 2018.

IMAGEWARE SYSTEMS, INC.

By:	/s/ S. James Miller, Jr.
S. James Miller, Jr.
Chief Executive Officer, President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. James Miller, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ S. James Miller, Jr. S. James Miller, Jr.	President, Chief Executive Officer and Chairman	June 27, 2018

/s/ Wayne Wetherell Wayne Wetherell	Chief Financial Officer	June 27, 2018

/s/ David Loesch David Loesch	Director	June 27, 2018

/s/ Steve Hamm Steve Hamm	Director	June 27, 2018

/s/ David Carey David Carey	Director	June 27, 2018

/s/ John Cronin John Cronin	Director	June 27, 2018

/s/ Neal Goldman Neal Goldman	Director	June 27, 2018

/s/ Charles Crocker Charles Crocker	Director	June 27, 2018

/s/ Dana Kammersgard Dana Kammersgard	Director	June 27, 2018

/s/ Robert T. Clutterbuck Robert T. Clutterbuck	Director	June 27, 2018

/s/ Charles Frischer Charles Frischer	Director	June 27, 2018